Exhibit 4.3
JEFFERIES GROUP, INC.
Officers’ Certificate Pursuant to
Section 3.01 of the Indenture
     The undersigned, Joseph A. Schenk, Executive Vice President of Jefferies Group, Inc., a Delaware corporation (the “Company”) and Lloyd H. Feller, Executive Vice President of the Company, pursuant to Section 3.01 of the Indenture, dated as of March 12, 2002, as supplemented by the First Supplemental Indenture, dated as of July 15, 2003, between the Company and The Bank of New York, as Trustee (as so supplemented, the “Indenture”), and pursuant to resolutions duly adopted by the Board of Directors of the Company at a meeting duly called and held on January 12, 2006 (the “Resolutions”), hereby establish and approve the terms of a series of debt securities of the Company, it being understood that any term used herein which is not defined herein shall have the meaning ascribed to it in the Indenture:
     1. The title of the Securities of the series shall be the “6.250% Senior Debentures due 2036,” CUSIP number 472319 AC 6 (the “Debentures”).
     2. The initial aggregate principal amount of the Debentures which may be authenticated and delivered under the Indenture (except for Debenture authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 and except for any Debentures which, pursuant to Section 3.03, are deemed never to have been authenticated and delivered under the Indenture) is $500,000,000.
     3. The interest on each Debenture shall be payable on each January 15 and July 15 to the Person in whose name that Debenture (or one or more Predecessor Debentures) is registered at the close of business on the Regular Record Date.
     4. The principal of the Debentures shall be payable on January 15, 2036.
     5. The Debentures shall bear interest at the rate of 6.250% per annum from January 26, 2006, payable on each January 15 and July 15, to holders of record at the close of business on the immediately preceding January 1 and July 1, commencing July 15, 2006.
     6. The principal of and interest and premium, if any, on the Debentures shall be payable at such location or locations as are set forth in the attached specimen Debenture.
     7. The Debentures shall be subject to redemption at the option of the Company in whole or in part at any time at the redemption price and upon the other terms and conditions as are set forth in the attached specimen Debenture.

     8. The Debentures shall not be subject to the redemption at the option of a Holder thereof or pursuant to any sinking fund or analogous provisions.
     9. The Debentures shall be issued in denominations of $5,000 and integral multiples of $1,000 in excess thereof.
     10. The currency in which payment of the principal of and any premium and interest on the Debentures shall be payable is the United States dollar.
     11. The principal amount of the Debentures shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 of the Indenture.
     12. The provisions of Article XIII of the Indenture shall not apply to the Debentures.
     13. The Debentures shall be subject to the Defeasance and Covenant Defeasance provisions of Article XIV of the Indenture.
     14. The Debentures shall not be convertible into the Common Stock of the Company or any other securities.
     15. The Debentures shall be issued by the Company to the Depository Trust Company in the form of one or more Global Securities, and there are no circumstances other than those set forth in Section 3.05 of the Indenture in which any Global Security may be transferred to, and registered and exchanged for Securities registered in the name of, a Person other than DTC or a nominee thereof.
     16. There shall not be any additions to or changes of the covenants set forth in Article X of the Indenture that applies to the Debentures.
     17. There shall be no other terms of the Debentures, except as set forth herein and in the Indenture.
     Furthermore, the undersigned, pursuant to Section 2.01 of the Indenture and pursuant to the authority delegated by the Board of Directors of the Company to the undersigned in the Resolutions, hereby establish the form of the Debentures, a true and complete specimen of which is attached hereto.

     IN WITNESS WHEREOF, we have hereunto signed our names and affixed the seal of the Company this 26th day of January, 2006.

/s/ Joseph A. Schenk
Joseph A. Schenk

/s/ Lloyd H. Feller
Lloyd H. Feller

EXHIBIT A
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
JEFFERIES GROUP, INC.
6.250% SENIOR DEBENTURE, DUE JANUARY 15, 2036
CUSIP Number: 472319 AC 6

No. 1	$500,000,000
     Jefferies Group, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Five Hundred Million Dollars ($500,000,000) on January 15, 2036 and to pay interest thereon from January 26, 2006 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on January 15 and July 15 in each year, commencing July 15, 2006 at the rate of 6.250% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid, as provided in such Indenture, to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
     Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
Dated: January 26, 2006

Attest:	JEFFERIES GROUP, INC.

By:

Roland T. Kelly		Joseph A. Schenk
Assistant Secretary		Executive Vice President
TRUSTEE’S CERTIFICATE OF AUTHENTICATION:
This is one of the Securities of this series designated therein referred to in the within mentioned Indenture.

THE BANK OF NEW YORK
By:
Authorized Signatory

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Reverse of Note
          This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of March 12, 2002, as supplemented by the First Supplemental Indenture, dated as of July 15, 2003 (as so supplemented, herein called the “Indenture”), between the Company and The Bank of New York, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof initially limited in aggregate principal amount to $500,000,000.
          The Securities of this series will be redeemable, in whole at any time or in part from time to time, at the option of the Company at a redemption price equal to the greater of:
(i)	100% of the principal amount of the Securities to be redeemed; or

(ii)	the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any such portion of such payments of interest accrued as of the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 25 basis points, plus, in each case, accrued interest thereon to the date of redemption. Notwithstanding the foregoing, installments of interest on Securities of this series that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the Indenture.
          “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities of this series to be redeemed that would be utilized, at the time of selection in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities.
          “Comparable Treasury Price” means, with respect to any redemption date, (i) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations, or (iii) if only one Reference Treasury Dealer Quotation is received, such quotation.
          “Quotation Agent” means the Reference Treasury Dealer appointed by the Company.
          “Reference Treasury Dealer” means (i) Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated (or their respective affiliates that are Primary

Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute therefor another Primary Treasury Dealer, and (ii) any other Primary Treasury Dealer selected by the Company.
          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such reference treasury dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.
          “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of such redemption date.
          Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each registered holder of the Securities to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Securities of this series or portions thereof called for redemption. If less than all of the Securities of this series are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by a method the Trustee deems appropriate.
          In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
          The Indenture contains provisions for defeasance at any time of (l) the entire indebtedness of this Security or (2) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.
          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in

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exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
          The Securities of this series are issuable only in registered form without coupons in denominations of $5,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
          No service charge shall be made for any such registration of transfer or exchange, but the Company or the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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